Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on form 10-Q of Sterling Financial Corporation (the “Company”) for the period ending September 30, 2002, as filed with the Securities and Exchange Commission (“the Report”), I, J. Roger Moyer, Jr., President, Chief Executive Officer and Assistant Secretary, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated:	November 13 , 2002	By:	/s/ J. Roger Moyer, Jr.

J. Roger Moyer, Jr. President, Chief Executive Officer and Assistant Secretary